                                                                     EXHIBIT 5.1

                                      February 13, 2001

Arrow Electronics, Inc.
25 Hub Drive
Melville, NY 11747

Ladies and Gentlemen:


            We have acted as counsel to Arrow Electronics, Inc., a New York corporation (the "Company), in connection with its filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering the following securities to be offered from time to time by the Company on the terms to be determined at the time of the offering: (i) common Stock, par value $1.00, of the Company (the "Common Stock"); (ii) preferred stock of the Company (the "Preferred Stock"); (iii) senior and subordinated debt securities of the Company (collectively; the "Debt Securities"); and (iv) warrants to purchase Common Stock, Preferred Stock and Debt Securities (collectively, the "Warrants").


            We have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion.

            On the basis of such examination, we are of the opinion that, when the Registration Statement, as it may be amended, has become effective under the Securities Act and any applicable state securities or Blue Sky laws have been complied with:

            1. The Common Stock, when duly authorized, will be validly issued, fully paid, and nonassessable at such time as: (i) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company and (ii) the Common Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto.

            2. The Preferred Stock, when duly authorized, will be validly issued, fully paid, and nonassessable at such time as: (i) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company and (ii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto.

            3. The Debt Securities will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as:
(i) the terms of the Debt Securities and of their issuance and sale have been approved by appropriate action of the Company; (ii) the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture; and (iii) the Debt Securities have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable indenture or supplemental indenture.

            4. The Warrants, when duly authorized, will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the terms of the Warrants and of their issuance and sale have been approved by appropriate action of the Company and the applicable warrant agent; and (ii) the Warrants have been duly executed, authenticated and delivered in accordance with the applicable warrant agreement.

            We hereby consent to the reference to us under the heading "Validity of Securities" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

                                        Very truly yours,


                                        /s/ Milbank, Tweed, Hadley & McCloy LLP
                                        ----------------------------------------

DBB/HSK


                                       2